UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2019

SPRING BANK PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37718	52-2386345
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
35 Parkwood Drive, Suite 210 Hopkinton, MA 01748
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 473-5993

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SBPH	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On October 17, 2019, Spring Bank Pharmaceuticals, Inc. (the “Company”) announced interim top-line results at 12 weeks from the first cohort of the ongoing Phase 2 trial evaluating the safety, efficacy and pharmacodynamics of escalating doses (50mg, 200mg and 400mg) of the Company’s investigational compound inarigivir co-administered with Gilead Sciences’ Vemlidy® (tenofovir alafenamide 25mg) for the treatment of chronic hepatitis B virus (“HBV”) infection. This is the first data from a clinical trial examining the co-administration of inarigivir with a nucleoside analog (NUC) in chronic HBV patients.

In this Phase 2 trial, 30 patients with HBV infection received low-dose inarigivir 50mg plus Vemlidy for 12 weeks and 12 patients with HBV infection received Vemlidy alone for 12 weeks. Both arms will continue to receive Vemlidy alone for an additional 36 weeks. Interim top-line results from the first cohort indicate that, at week 12, 7 of the 30 patients in the inarigivir 50mg plus Vemlidy arm were HBsAg responders and met the primary efficacy study endpoint of having greater than or equal to 0.5 log₁₀ IU/mL reduction in HBsAg from baseline. When excluding patients showing signs of an ALT flare prior to entering the study, 5 of the remaining 28 patients in this arm were HBsAg responders at week 12. In the inarigivir 50mg monotherapy cohort of the Company’s completed Phase 2 ACHIEVE trial, only 1 of 14 patients was a HBsAg responder at week 12.

In the Vemlidy arm of this Phase 2 trial, 3 of the 12 patients were HBsAg responders. When excluding patients showing signs of an ALT flare prior to entering the study, only 1 of the remaining 10 patients in this arm was a HBsAg responder at week 12.

The co-administration of inarigivir 50mg and Vemlidy was generally safe and well tolerated with no serious adverse events observed over the 12-week treatment period. Treatment-emergent adverse events ranged from mild to moderate in severity.

Further analysis of the inarigivir 50mg plus Vemlidy cohort and evaluation of the safety, efficacy and pharmacodynamics of escalating doses of inarigivir (200mg and 400mg) co-administered with Vemlidy in HBV patients are ongoing. Interim top-line results from the remaining cohorts of the trial are expected in 2020.

Forward-Looking Statements

The information in this Current Report on Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, as amended, about the Company’s future expectations, plans and prospects. These statements include, but are not limited to, statements about the clinical and therapeutic potential of inarigivir and the timing of the release of top-line data from the cohorts evaluating inarigivir (200mg and 400mg) co-administered with Vemlidy. The words “anticipate,” “believe,” “expect,” “plan,” and similar expressions are intended to identify forward-looking statements. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to: whether preliminary data that is reported herein changes following a more comprehensive review of the data related to the clinical trial and as more patient data become available or as additional analyses are conducted; the ability to successfully demonstrate the safety and efficacy of the Company’s product candidates; any delay of any current or planned non-clinical or clinical trials or the development of any product candidate; whether the results of such trials will warrant submission for approval from the United States Food and Drug Administration or equivalent foreign regulatory agencies; whether the Company’s product candidates will receive approval from regulatory agencies on a timely basis or at all; whether, if product candidates obtain approval, they will be successfully distributed and marketed; and other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the Securities and Exchange Commission (SEC) on March 11, 2019 and in other filings the Company makes with the SEC from time to time. Except as required by law, the Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPRING BANK PHARMACEUTICALS, INC.

Date: October 17, 2019	By:	/s/ Martin Driscoll
Martin Driscoll
President and Chief Executive Officer